FIRST AMENDMENT TO THE
                           FIRST RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN

         THIS FIRST AMENDMENT TO THE FIRST RESTATED AND AMENDED PUBLIC SERVICE COMPANY OF NEW MEXICO PERFORMANCE STOCK PLAN (the "Plan") is made this 12th day of August, 1997, by the Public Service Company of New Mexico (the "Company"). Terms used herein shall have the same meaning as in the Plan.

         WHEREAS, the Company desires to amend the Plan to grant the authority to the President of the Company to make decisions regarding Plan participation and to make adjustments for demotions or promotions with respect to all employees, except the President;

         WHEREAS, Article X of the Plan grants the authority to the Board to amend the Plan, without shareholder approval, unless required by law or unless shareholder approval is necessary to satisfy the conditions for exemption from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder; and

         WHEREAS, counsel for the Company has determined that the following amendment does not require shareholder approval.

         NOW THEREFORE, consistent with its authority, the Board hereby causes the Company to adopt the following Plan Amendment.

         1. Section 2.6 is hereby amended in its entirety to read as follows:

         "Committee" shall mean the Compensation and Human Resources Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two members of the Board. All Committee members must be "Non-Employee Directors" (as defined in Rule 16b-3) if required to meet the conditions for exemption of the Awards under the Plan from Section 16(b) of the Exchange Act.

         2. Section 2.20 is hereby amended in its entirety to read as follows:

         "Participant" shall mean any employee of the Company, who is selected from time to time to participate in the Plan. The President's right to participate in the Plan shall be determined in the sole discretion of the Committee. Selection of all other employees to participate in the Plan shall be made by the President, in his or her sole discretion.

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         3. A new Section 2.24A shall be added to read as follows:

         "President" shall mean the President of the Public Service Company of New Mexico.

         4. Section 7.2d. is hereby amended in its entirety to read as follows:

         Adjustments Due to Promotions or Demotions. In the event (i) a Participant is either promoted or demoted during a calendar year or (ii) an employee first becomes a Participant during a calendar year, pursuant to Section 2.20, following the effective date of this Plan, the Target Award for such calendar year shall be increased or decreased based upon the promotion, demotion or initial participation in the Plan. Decisions regarding the adjustments pursuant to this Section 7.2d. for the President shall be made by the Committee in its sole discretion. Adjustments pursuant to this Section 7.2d. for all other employees shall be made by the President, in his or her sole discretion.

         5. A new Section 7.2f is hereby added to read as follows:

         f. Award Approvals. All Awards shall be approved by the Board or by the Committee.

         6. The second sentence of Section 12.2 "Compliance with Exchange Act" shall be amended by inserting the term ", President" immediately after the word "Committee."

         7. Except as amended by this First Amendment, the Plan is otherwise unchanged.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan to be executed as of the date and year first above written, effective for all Performance Based Awards having a Grant Date after December 31, 1996.

                                   PUBLIC SERVICE COMPANY OF
                                   NEW MEXICO


                                   By_______________________________
                                          Benjamin F. Montoya,
                                          President and Chief Executive Officer
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